UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 9, 2010

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                                           15212-5851
(Address of principal executive offices)                                                                                                (Zip Code)

Registrant's telephone number, including area code:                                                                                     (412) 442-8200

Item 7.01 Regulation FD Disclosure

Matthews International Corporation today announced its acquisition of Reynoldsville Casket Company (“Reynoldsville”).  Reynoldsville, which is headquartered in Reynoldsville, Pennsylvania, is a manufacturer and distributor of caskets primarily in the Northeast region of the United States.  The purchase price for the acquisition was $13.6 million, plus additional consideration up to $3.5 million contingent on operating performance over the next three years.  Reynoldsville reported sales of approximately $13 million in calendar 2009.

Item 9.01  Financial Statements and Exhibits

99.1	Press Release, dated April 12, 2010, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

April 12, 2010